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EFFECTIVE AUGUST 23RD, 2004

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

October 4, 2005
Date of Report (Date of earliest event reported)

TORVEC, INC.
(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Powder Mills Office Park, 1169 Pittsford-Victor Rd., Suite 125, Pittsford, New York 14534
(Address of Principal Executive Offices and Zip Code)

(585) 248-0740
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8 - Other Events

Item 8.01 Other Events.

On September 30, 2005 the Registrant filed a declaratory judgment action in the Supreme Court of the State of New York for the Seventh Judicial District seeking that Court's determination that the Registrant's agreement with CXO on the GO of Delaware, LLC dated April 12, 2005 is null and void and unenforceable as against the Registrant, its officers and directors. A complete copy of the Registrant's Complaint in this action immediately follows.

STATE OF NEW YORK

SUPREME COURT                          COUNTY OF MONROE
TORVEC, INC. Powder Mills Office Park 1169 Pittsford-Victor Road Pittsford, New York 14534	Plaintiff designates Monroe County as the place of trial
KEITH GLEASMAN 11 McCoord Woods Drive Fairport, NY 14450	The basis of the venue is Plaintiff's residence and place of business
JAMES GLEASMAN 809 Edgewood Avenue Rochester, NY 14618	SUMMONS

                                                             Plaintiffs Index no.

                    vs.

CXO ON THE GO OF DELAWARE, LLC

c/o Incorporating Services, Ltd.

3500 South DuPont Highway

Dover, DE 19901

CXO ON THE GO, LLC

3349 Monroe Avenue, Suite 256

Rochester, NY 14618

                                                             Defendants

TO THE ABOVE-NAMED DEFENDANTS

                YOU ARE HEREBY SUMMONED to answer the complaint in this action and to serve a copy of your answer, or, if the complaint is not served with this summons, to serve a notice of appearance, on the Plaintiffs' Attorney(s) within 20 days after the service of this summons, exclusive of the date of service (or within 30 days after the service is complete if this summons is not personally delivered to you within the State of New York); and in case of your failure to appear or answer, judgment will be taken against you by default for the relief demanded herein.
Dated: Rochester, NY September 30, 2005	Respectfully submitted,

GALLO & IACOVANGELO, LLP Joseph B. Rizzo, Esq. of Counsel Attorneys for Plaintiffs 39 State Street, Suite 700 Rochester, NY 14614 (585) 454-7145

TO: CXO ON THE GO OF DELAWARE, LLC c/o Incorporating Services, Ltd. 3500 South DuPont Highway Dover, DE 19901
CXO ON THE GO, LLC 3349 Monroe Avenue, Suite 256 Rochester, NY 14618

STATE OF NEW YORK

SUPREME COURT                        COUNTY OF MONROE

TORVEC, INC., KEITH GLEASMAN and

JAMES GLEASMAN,

                                                                   Plaintiffs COMPLAINT

                        vs.

                                                                                                                      Index no.

CXO ON THE GO OF DELAWARE, LLC

and CXO ON THE GO, LLC,

                                                                  Defendants.

        The Plaintiffs, TORVEC, INC., KEITH GLEASMAN and JAMES GLEASMAN, by and through their attorneys, Gallo & Iacovangelo, LLP, as and for their Complaint against the Defendants, do hereby allege as follows:

1.                The Plaintiff, TORVEC, INC. (hereinafter referred to as "TORVEC"), is and was at all relevant times a corporation organized and existing under and by virtue of the laws of the State of New York with its principal place of business located at Powder Mills Office Park, 1169 Pittsford-Victor Road, Pittsford, New York 14534.

2.                 The Plaintiffs, KEITH GLEASMAN and JAMES GLEASMAN, are and were at all relevant times individuals residing in the State of New York, County of Monroe, and members of the Board of Directors of TORVEC. The Plaintiff, Keith Gleasman, is also the corporate president of TORVEC. The Plaintiff, James Gleasman, is also the chief executive officer of TORVEC.

3.                The Defendant, CXO ON THE GO OF DELAWARE, LLC ("CXO-Del."), is and was at all relevant times a limited liability company organized and existing under and by virtue of the laws of the State of Delaware with a mailing address and/or business office located at 3349 Monroe Avenue, Suite 256, Rochester, New York 14618.

4.                The Defendant, CXO ON THE GO, LLC ("CXO-NY"), is and was at all relevant times a limited liability company organized and existing under and by virtue of the laws of the State of New York with a mailing address and/or business office located at 3349 Monroe Avenue, Suite 256, Rochester, New York 14618.

5.                This is an action for declaratory judgment pursuant to CPLR Sections 3001 and 3017(b) for the purpose of determining a justiciable controversy between the parties as detailed hereinbelow.

[A]    The "February 20, 2004 Letter Agreement"

6.                At all relevant times, TORVEC is and was a publicly held corporation, without revenue in the development stage, specializing in automotive technology.

7.                On or about February 20, 2004, a letter agreement was entered into between CXO-NY and TORVEC, wherein and whereby CXO-NY was engaged by TORVEC for an initial term of six (6) months to provide advisory services to TORVEC in connection with the development and implementation of a comprehensive business plan to commercialize and produce certain automotive technology owned by TORVEC.

8.                Pursuant to the "February 20, 2004 Letter Agreement," in exchange for its services in preparing and implementing the business plan, CXO-NY was to be paid various compensation, including but not limited to $75,000.00 worth of TORVEC common stock for services provided prior to the execution of the agreement; $50,000.00 per month; 20,000 warrants, which were immediately convertible into shares of TORVEC common stock, per month; a success fee equal to three percent (3%) of the total consideration received by TORVEC as the result of any sale or other transaction involving TORVEC's technology; as well as a so-called "equity kicker" whereby CXO-NY would be entitled to additional shares of TORVEC stock based upon future increases in the bid price of TORVEC's stock.

9.                Specifically, the "equity kicker" provision provided, in pertinent part, that TORVEC was obligated to grant to CXO-NY warrants to purchase shares of TORVEC stock, the number of which was calculated pursuant to a stated formula, in the event that the bid price of TORVEC's stock rose to a value equal or greater than $5.00 per share during the initial term.

10.                The Plaintiffs, Keith Gleasman and James Gleasman, executed the "February 20, 2004 Letter Agreement" in their individual capacities as guarantors of the obligations of TORVEC, but only to the extent of their proportional equity interests in TORVEC.

11.                The "February 20, 2004 Letter Agreement" was also executed by Keith Gleasman, as corporate president of TORVEC. However, TORVEC's board of directors refused to authorize, approve or ratify the "February 20, 2004 Letter Agreement" because the board determined that the aforesaid "equity kicker" provision, as set forth therein, could result in vastly excessive and unjust compensation in favor of CXO-NY due to fortuitous fluctuations in the bid price of TORVEC's stock. Specifically, the "February 20, 2004 Letter Agreement" could be interpreted to obligate TORVEC to issue multiple stock incentive fees to CXO-NY which would be in no way related to CXO-NY's performance of services. This was clearly not the intention of the parties.

12.                CXO-NY acknowledged this inequity and as such, by letter agreement drafted by counsel for CXO-NY, and dated February 23, 2004, the "equity kicker" provision was amended. Pursuant to the amendment, once a stock incentive fee was earned by CXO-NY, another stock incentive fee could not be earned by CXO-NY unless the bid price per share of TORVEC's stock rose at least $5.00 above the highest bid price reached during the initial term.

13.                On or about April 12, 2004, the bid price of TORVEC stock rose above $5.00 per share (and in fact rose to $9.98 per share), so that, pursuant to the "February 20, 2004 Letter Agreement," as amended by the parties, CXO-NY was granted 500,000 warrants, which were immediately convertible to shares of TORVEC common stock, and which at the moment of issuance had a value of $2,972,000.00.

14.                The bid price of TORVEC's common stock as of the time of the filing of this Complaint is approximately $2.00 per share.

[B]    The "June 30, 2004 Letter Agreement"

15.                Thereafter, at a regular meeting of TORVEC's board of directors held on June 9, 2004, CXO-NY members, Read McNamara, Richard Ottalagana and Philip Fain, were appointed as TORVEC's chairman of the board of directors, chief executive officer and chief financial officer, respectively. As such, and as reflected in the minutes of the meeting, a new agreement between CXO-NY and TORVEC was reached to reflect the provision of CXO-NY's members' services as officers and directors of TORVEC.

16.                As also reflected in the minutes of the meeting, the board of directors and CXO-NY agreed that in lieu of the "equity kicker" provision from the original "February 20, 2004 Letter Agreement," the new agreement would contain an increased success fee equal to eight percent (8%) of the total consideration received by TORVEC as the result of any sale or other transaction involving TORVEC's technology (ie. an increase of 5% over the previous arrangement).

17.                On or about June 30, 2004, a new letter agreement was entered by and between CXO-NY and TORVEC, in substitution for and in replacement of the aforesaid "February 20, 2004 Letter Agreement," as amended by the parties, and which conclusively terminated the "February 20, 2004 Letter Agreement,"as amended by the parties, wherein and whereby CXO-NY would divert its attention toward the provision of its members' services as officers and directors of TORVEC.

18.                The "June 30, 2004 Letter Agreement" also provided that by signing the agreement James Gleasman and Keith Gleasman agreed to vote their TORVEC shares as directors of TORVEC: a) to perpetuate the positions of CXO-NY's members as directors and officers of TORVEC (without regard to quality or legality of performance); and b) to require TORVEC to indemnify CXO-NY against any liability it may have as a result of its engagement by TORVEC (without regard to quality or legality of performance).

19.                Said provision, as drafted, can reasonably be construed so as to obligate TORVEC to indemnify the members of CXO-NY had they violated federal securities laws, and to prevent TORVEC and its board of directors from removing CXO-NY's members as officers and/or directors of TORVEC for inadequate performance and/or illegal conduct.

20.                The portion of the "June 30, 2004 Letter Agreement" wherein and whereby Keith Gleasman and James Gleasman agreed to vote to perpetuate the positions of CXO-NY's members as directors and officers of TORVEC and to require TORVEC to indemnify CXO-NY is and was material and vital to the whole of the agreement.

21.                The "June 30, 2004 Letter Agreement" does not contain a "severability" provision.

22.                The "June 30, 2004 Letter Agreement" was executed by Keith Gleasman, as corporate president of TORVEC, and by Keith Gleasman and James Gleasman, in their individual capacities as guarantors of the obligations of TORVEC, but only to the extent of their proportional equity interests in TORVEC.

23.                At a regular meeting of TORVEC's board of directors held on August 11, 2004, with Read McNamara acting as chairman, and attended by Richard Ottalagana, CEO, Philip Fain, CFO, and another member of CXO-NY, as guests, the minutes of the June 9, 2004 meeting of the board of directors were approved without correction.

[C]   The "April 12, 2005 Letter Agreement"

24.                Thereafter, at a regular meeting of TORVEC's board of directors held on April 12, 2005, Mr. Read McNamara and Mr. Philip Fain (who at this time were members of CXO-NY as well as officers and directors of TORVEC) advised TORVEC that due to an internal business dispute with one of CXO-NY's members, the remaining CXO-NY members had formed another limited liability company, CXO-Del., and that to continue a working relationship with TORVEC, the June 30, 2004 letter agreement between CXO-NY and TORVEC had to be terminated and a new agreement, without any substantive changes, had to be entered between CXO-Del. and TORVEC.

25.                At CXO-NY's request, and as reflected in the minutes of the meeting, TORVEC's board of directors thus terminated the "June 30, 2004 Letter Agreement," approved a new agreement with CXO-Del, without substantive changes, and authorized TORVEC's officers to execute such a new agreement.

26.                In or about June, 2005, prior to being presented with the new agreement for execution, members of TORVEC's governance committee discovered a purported April 12, 2005 letter agreement between CXO-Del and TORVEC containing signatures by Keith Gleasman, as corporate president of TORVEC, and by Keith Gleasman and James Gleasman, individually.

27.                The purported "April 12, 2005 Letter Agreement" provided for CXO-Del's services to TORVEC for another initial term of twenty-four (24) months containing, among other things, the "equity-kicker" compensation provision from the original "February 20, 2004 Letter Agreement," which the TORVEC board of directors had rejected, and which CXO-NY had previously acknowledged and amended as inequitable, and which was previously deleted from the "June 30, 2004 Letter Agreement" in favor of an increased success fee, as alleged hereinabove.

28.                The purported "April 12, 2005 Letter Agreement" also contained the increased (8%) success fee which was only authorized by the TORVEC board of directors as compensation in lieu of the rejected "equity kicker" provision.

29.                The purported "April 12, 2005 Letter Agreement" also provided that Keith Gleasman and James Gleasman agreed to vote to perpetuate the positions of CXO-Del's members as directors and officers of TORVEC and to require TORVEC to indemnify CXO-Del against any and all liability (without regard to quality or legality of performance).

30.                The purported "April 12, 2005 Letter Agreement" does not contain a "severability" provision.

31.                TORVEC's governance committee simultaneously discovered a document which purported to be a copy of the "June 30, 2004 Letter Agreement," but which also contained the rejected "equity kicker" provision from the original "February 20, 2004 Letter Agreement" and the increased (8%) success fee. This document was not a true and accurate copy of the "June 30, 2004 Letter Agreement" executed by TORVEC and the Gleasmans.

32.                To date, CXO-NY and/or CXO-Del has/have been compensated for its/their services by issuance of approximately 216,140 freely tradeable shares of TORVEC common stock and 1,080,000 warrants readily convertible into freely tradeable shares of TORVEC common stock.

33.                The approximate value of the aggregate compensation paid by TORVEC to CXO-NY and/or CXO-Del since February 20, 2004, in the form of freely tradeable shares of TORVEC common stock, and warrants readily convertible into freely tradeable shares of TORVEC common stock, is in excess of $6,600,000.00 (based upon the average of the closing prices for TORVEC common stock of $5.10 per share).

34.                In addition, had the TORVEC board of directors not rejected the "equity kicker" provision contained in the "June 30, 2004 Letter Agreement," in the form discovered by the TORVEC governance committee, then TORVEC would have incurred an unfair and unjust liability to pay CXO-NY 590,000 additional warrants, freely convertible into shares of TORVEC common stock, immediately upon execution of the agreement, with a market value at the time in excess of $4,000,000.00.

[D]    The Justiciable Controversy.

35.                Upon information and belief, the purported "April 12, 2005 Letter Agreement," a copy of which is annexed hereto and made a part hereof as Exhibit "A," is alleged by CXO-Del and/or CXO-NY to be a valid and binding contract.

36.                The Plaintiffs assert to the contrary that the purported "April 12, 2005 Letter Agreement" is void, invalid and unenforceable for the following reasons:

a.                              the purported "April 12, 2005 Letter Agreement," in the form discovered by TORVEC's governance committee, was not approved and authorized by TORVEC's board of directors, and was instead expressly and repeatedly rejected, as it contains the previously deleted "equity kicker" compensation provision and because it purports to substantively alter the June 30, 2004 letter agreement by extending the initial term by approximately ten (10) months;

b.                              the provision in the purported "April 12, 2005 Letter Agreement" requiring Keith Gleasman and James Gleasman to vote to perpetuate the positions of CXO-Del's members as directors and officers of TORVEC and to require TORVEC to indemnify CXO-Del is void as against public policy under state and federal law, therefore rendering the entire agreement void and unenforceable;

c.                              the purported "April 12, 2005 Letter Agreement," by its terms, acts to prevent TORVEC and its board of directors from removing CXO-Del's members as directors and officers of TORVEC for inadequate performance and/or illegal conduct thereby rendering the entire agreement void and unenforceable;

d.                              the purported "April 12, 2005 Letter Agreement" was never knowingly executed by the Plaintiffs; and

e.                              the purported "April 12, 2005 Letter Agreement" is unconscionable.

37.                Upon information and belief, the purported "June 30, 2004 Letter Agreement," a copy of which is annexed hereto and made a part hereof as Exhibit "B," is alleged by CXO-Del and/or CXO-NY to be a valid and binding contract.

38.                The Plaintiffs assert to the contrary that the purported "June 30, 2004 Letter Agreement" is void, invalid and unenforceable for the following reasons:

a.                              the purported "June 30, 2004 Letter Agreement," in the form discovered by TORVEC's governance committee was not approved or authorized by TORVEC's board of directors, and was instead expressly and repeatedly rejected, as it contains the previously deleted "equity kicker" compensation provision;

b.                              the provision in the purported "June 30, 2004 Letter Agreement" requiring Keith Gleasman and James Gleasman to vote to perpetuate the positions of CXO-Del's members as directors and officers of TORVEC and to require TORVEC to indemnify CXO-Del is void as against public policy under state and federal law, therefore rendering the entire agreement void;

c.                              the purported "June 30, 2004 Letter Agreement," by its terms, acts to prevent TORVEC and its board of directors from removing CXO-Del's members as directors and officers of TORVEC for inadequate performance and/or illegal conduct thereby rendering the entire agreement void and unenforceable;

d.                              the purported "June 30, 2004 Letter Agreement" was never knowingly executed by the Plaintiffs;

e.                              the purported "June 30, 2004 Letter Agreement" is unconscionable; and

f.                              the purported "June 30, 2004 Letter Agreement" was terminated by CXO-NY and TORVEC's board of directors at the request of CXO-NY.

39.                 As such, a justiciable controversy exists between the parties, within the meaning of CPLR Sections 3001 and 3017(b), and this Court is vested with authority to declare and adjudicate the rights and other relationships of the parties with reference to issues raised by this Complaint.

WHEREFORE, the Plaintiffs, TORVEC, INC., KEITH GLEASMAN and JAMES GLEASMAN, respectfully request the following relief:

                A.     That this Court adjudicate and declare that the subject letter agreements are void, ineffective and unenforceable, and/or otherwise terminated, for the reason(s) set forth in this Complaint;

                B.     That this Court adjudicate and declare that the Plaintiffs bear no responsibility or obligation to the Defendants, or to any third party with respect to the subject letter agreements, and that no relief to be awarded herein shall act to prejudice any further rights or remedies available to the Plaintiffs as against the Defendants sounding in breach of contract or otherwise;
                C.     That this Court adjudicate and decree that CXO-NY and CXO-Del, their members, officers, directors, agents, employees and/or attorneys, be enjoined pending the final adjudication of this action, and permanently thereafter, from charging or asserting that TORVEC, Inc., its officers, directors, agents, employees and/or attorneys, Keith Gleasman and/or James Gleasman breached the subject letter agreements and from commencing litigation against TORVEC, Inc., its officers, directors, agents, employees and/or attorneys, Keith Gleasman and/or James Gleasman arising from or sounding in breach of the subject letter agreements;
                D.     That the costs of this action be assessed against CXO-NY and/or CXO-Del.; and

                E.     That such other or further relief be granted as deemed just and proper.
Dated: Rochester, NY September 30, 2005	Respectfully submitted,
GALLO & IACOVANGELO, LLP Joseph B. Rizzo, Esq. of Counsel Attorneys for Plaintiffs 39 State Street, Suite 700 Rochester, NY 14614 (585) 454-7145

TO: CXO ON THE GO OF DELAWARE, LLC c/o Incorporating Services, Ltd. 3500 South DuPont Highway Dover, DE 19901
CXO ON THE GO, LLC 3349 Monroe Avenue, Suite 256 Rochester, NY 14618

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated October 4, 2005		Torvec, Inc. (Registrant)

	By:	/S/JAMES Y. GLEASMAN
James Y. Gleasman Chief Executive Officer